Exhibit 99.1

Skechers Announces Third Quarter 2022 Financial Results

LOS ANGELES, CA – October 25, 2022 – Skechers U.S.A., Inc. (“Skechers” or the “Company”) (NYSE:SKX), The Comfort Technology CompanyTM and a global footwear leader, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights

•	Record quarterly sales of $1.88 billion, a year-over-year increase of 20.5%
•	Wholesale sales grew 26.2%
•	Direct-to-Consumer sales grew 11.9%
•	Diluted earnings per share of $0.55
•	Repurchased $25 million of common stock

“Skechers’ ability to deliver record quarterly sales of $1.88 billion was a significant accomplishment, reflecting the ongoing global demand for our comfort technology products, which resulted in double-digit growth in our Wholesale and Direct-to-Consumer segments,” said David Weinberg, Chief Operating Officer of Skechers. “All regions grew, led by EMEA with improvements of 48% as we realized growth across our largest European subsidiaries—Germany, Spain, and the United Kingdom, as well as strong distributor growth. The Americas achieved 16% growth primarily due to robust demand in the United States and Canada. In APAC, we experienced growth of 9%, which we are particularly pleased with given the COVID-related challenges in China and Japan during the quarter. While this broad-based consumer demand for Skechers is not unique to this quarter, we believe our ongoing momentum and strong product offering is a testament to the strength of our brand and resilience as an organization.”

“As we celebrate our 30th year in business with three consecutive quarters of record sales, we are honored to be named Company of the Year by Footwear News for the third time. These notable achievements illustrate the ability and dedication of our entire organization to design, deliver and market the most comfortable and innovative footwear available,” began Robert Greenberg, Chief Executive Officer of Skechers. “We recognized a consumer’s need for comfort years ago and are a unique brand known globally for our comfort technology products. We are always looking for new opportunities to meet the needs of our customers, including the introduction of Skechers Hands Free Slip-ins, the ultimate ready-to-go footwear. Our innovation continues to deliver results in Skechers Performance where our golfers are winning major championships and pickleball athletes are scoring big wins in our footwear. In the quarter, we communicated these product attributes in targeted mediums—be it television commercials with Martha Stewart and Tony Romo; in digital campaigns with global pop superstars like Ava Max and regional influencers; sponsoring major athletes on the court, course, mound or track; and expanding our presence at stores around the world through window campaigns and shop-in-shops. As we continue to grow towards our goal of $10 billion in annual sales by 2026, we remain as focused and as dedicated as we were from the year we started Skechers. With three decades of experience, we will continue to approach each day as a new opportunity to be the best we can be at designing, marketing and delivering innovation and comfort to the world.”

Third Quarter 2022 Financial Results

	Three Months Ended September 30,		Change
(in millions, except per share data)	2022	2021	$	%
Sales	$1,878.4	$1,558.5	319.9	20.5
Gross profit	883.9	777.0	106.9	13.8
Gross margin	47.1%	49.9%		(280	)bps
Operating expenses	754.0	630.7	123.3	19.5
As a % of sales	40.1%	40.5%		(30	)bps
Earnings from operations	130.0	146.2	(16.2)	(11.1)
Operating margin	6.9%	9.4%		(250	)bps
Net earnings	$85.9	$103.1	(17.2)	(16.7)
Diluted earnings per share	$0.55	$0.66	(0.11)	(16.7)

Third quarter sales increased 20.5% as a result of a 14.9% increase domestically and a 24.6% increase internationally, primarily driven by strength in our wholesale sales. All segments experienced growth, with Wholesale increasing 26.2% and Direct-to-Consumer increasing 11.9%. On a constant currency basis, sales increased 27.3%.

Wholesale sales growth of $247.1 million, or 26.2%, was led by increases in EMEA of 58.8% and AMER of 18.1%. Wholesale volume increased 25.1% and average selling price increased 1.4%.

Direct-to-Consumer sales growth of $72.8 million, or 11.9%, was led by increases in AMER of 13.8% and APAC of 10.0%. Direct-to-Consumer volume increased 11.1% and average selling price increased 0.6%.

Gross margin was 47.1%, a decrease of 280 basis points, primarily the result of increased freight and logistics costs, and a higher proportion of distributor sales, partially offset by average selling price increases.

Operating expenses increased $123.3 million, or 19.5%, and as a percentage of sales improved 30 basis points to 40.1%. Selling expenses increased $23.0 million, or 18.0%, due to higher global digital and brand demand creation expenditures. General and administrative expenses increased $100.2 million, or 19.9%, and as a percentage of sales improved 20 basis points to 32.1%. Increased expenses were primarily driven by our domestic distribution center where supply chain and logistics challenges drove higher labor and warehouse and distribution expenses.

Earnings from operations decreased $16.2 million, or 11.1%, to $130.0 million.

Net earnings were $85.9 million and diluted earnings per share were $0.55, a decrease of 16.7% over the prior year. Diluted earnings per share include an unfavorable impact of $0.09 due to declines in foreign exchange rates, primarily in EMEA.

In the third quarter, the Company’s effective income tax rate was 17.9%.

“Skechers' record third quarter sales reflect double-digit growth across our segments and in most countries. These results are a testament to the demand for our comfort technology products,” stated John Vandemore, Chief Financial Officer of Skechers. “Despite multiple macroeconomic headwinds, from foreign exchange rates to supply chain challenges and ongoing COVID-related lockdowns, we remain focused on our long-term growth strategy. We are encouraged that demand remains strong and as these headwinds moderate, we expect to see continued revenue growth and improved operating leverage."

Nine Months 2022 Financial Results

	Nine Months Ended September 30,		Change
(in millions, except per share data)	2022	2021	$	%
Sales	$5,565.8	$4,654.8	911.0	19.6
Gross profit	2,605.7	2,316.2	289.5	12.5
Gross margin	46.8%	49.8%		(290	)bps
Operating expenses	2,145.6	1,811.1	334.5	18.5
As a % of sales	38.6%	38.9%		(40	)bps
Earnings from operations	460.0	505.1	(45.1)	(8.9)
Operating margin	8.3%	10.9%		(260	)bps
Net earnings	$297.5	$339.1	(41.6)	(12.3)
Diluted earnings per share	$1.90	$2.17	(0.27)	(12.4)

Year-to-date sales increased 19.6% reflecting a 19.3% increase domestically and a 19.8% increase internationally with the largest contribution derived from our wholesale sales. Both segments experienced increases, with Wholesale increasing 25.6% and Direct-to-Consumer increasing 10.0%. On a constant currency basis, the Company’s total sales increased 23.8%.

Wholesale sales growth of $731.4 million, or 25.6%, was led by increases in AMER of 31.7% and EMEA of 34.8%. Wholesale volume increased 20.8% and average selling price increased 4.4%.

Direct-to-Consumer sales growth of $179.6 million, or 10.0%, was led by increases in AMER of 9.3%, EMEA of 27.6%, and APAC of 6.7%. Direct-to-Consumer volume increased 3.4% and average selling price increased 6.3%.

Gross margin was 46.8%, a decrease of 290 basis points, primarily the result of higher freight and logistics costs, and an increased mix of wholesale sales, partially offset by average selling price increases.

Operating expenses increased $334.5 million or 18.5%. As a percentage of sales, operating expenses improved 40 basis points to 38.6%. Selling expenses increased $65.0 million or 18.0%, primarily due to higher global demand creation expenditures. General and administrative expenses increased $269.5 million or 18.6%, primarily due to higher labor costs and global warehouse and distribution expenses.

Earnings from operations decreased $45.1 million to $460.0 million.

Net earnings were $297.5 million and diluted earnings per share were $1.90, a decrease of 12.4% over the prior year. Diluted earnings per share include an unfavorable impact of $0.23 due to declines in foreign exchange rates, primarily in EMEA.

The Company’s effective income tax rate was essentially flat year-over-year at 19.8%.

Balance Sheet

Cash, cash equivalents and investments totaled $681.5 million, a decrease of $358.9 million, or 34.5% from December 31, 2021, primarily as a result of ongoing investments in working capital, particularly inventory, and completing $74.2 million of share repurchases year-to-date.

Inventory was $1.78 billion, an increase of $308.4 million or 21.0% from December 31, 2021. Increased inventory levels primarily reflect growth in AMER.

Share Repurchase

During the quarter, the Company repurchased nearly 639,295 shares of its Class A common stock for $25.0 million. Year-to-date 2022, the Company has repurchased 1.9 million shares of its Class A common stock at a cost of $74.2 million. At September 30, 2022, approximately $425.8 million remained available under the Company’s share repurchase program.

Outlook

For the fourth quarter of 2022, the Company believes it will achieve sales between $1.725 billion and $1.775 billion and diluted earnings per share of between $0.30 and $0.40.

Store Count

	Number of Stores
	December 31, 2021	Opened	Closed(1)	September 30, 2022
Domestic stores	515	36	(19)	532
International stores	845	117	(90)	872
Distributor, licensee and franchise stores	2,946	376	(268)	3,054
Total Skechers stores	4,306	529	(377)	4,458
(1)	Does not reflect temporary closures due to the COVID-19 pandemic.

Third Quarter 2022 Conference Call

The Company will host a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss its third quarter 2022 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning October 25, 2022 at 7:30 p.m. ET, through November 8, 2022, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13733123.

About Skechers U.S.A., Inc.

Skechers U.S.A., Inc., The Comfort Technology Company™ based in Southern California, designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in over 180 countries and territories through department and specialty stores, and direct to consumers through digital stores and 4,458 Company- and third-party-owned physical retail stores. The Company manages its international business through a network of wholly-owned subsidiaries, joint venture partners, and distributors. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under GAAP. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; delays or disruptions in our supply chain; international economic, political and market conditions including the effects of inflation around the world, the challenging consumer retail markets in the United States and the impact of Russia’s invasion of Ukraine; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2021 and its quarterly reports on Form 10-Q in 2022. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

Investor Relations

Eunice Han

investors@skechers.com

Press

Jennifer Clay

jennc@skechers.com

SKECHERS U.S.A., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	As of	As of
(in thousands)	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$508,281	$796,283
Short-term investments	102,986	98,580
Trade accounts receivable, net	933,908	732,793
Other receivables	75,075	80,043
Inventory	1,779,369	1,470,994
Prepaid expenses and other	182,260	193,547
Total current assets	3,581,879	3,372,240
Property, plant and equipment, net	1,289,520	1,128,909
Operating lease right-of-use assets	1,117,951	1,224,580
Deferred tax assets	448,179	451,355
Long-term investments	70,242	145,590
Goodwill	93,497	93,497
Other assets, net	77,371	75,109
Total non-current assets	3,096,760	3,119,040
TOTAL ASSETS	$6,678,639	$6,491,280
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$925,907	$876,342
Accrued expenses	261,577	265,420
Operating lease liabilities	221,396	225,658
Current installments of long-term borrowings	136,930	76,967
Short-term borrowings	31,013	1,195
Total current liabilities	1,576,823	1,445,582
Long-term operating lease liabilities	996,414	1,094,748
Long-term borrowings	225,505	263,445
Deferred tax liabilities	11,739	11,820
Other long-term liabilities	119,288	133,613
Total non-current liabilities	1,352,946	1,503,626
Total liabilities	2,929,769	2,949,208
Stockholders’ equity
Preferred Stock	—	—
Class A Common Stock	134	135
Class B Common Stock	21	21
Additional paid-in capital	387,459	429,608
Accumulated other comprehensive loss	(104,326)	(48,323)
Retained earnings	3,175,416	2,877,903
Skechers U.S.A., Inc. equity	3,458,704	3,259,344
Noncontrolling interests	290,166	282,728
Total stockholders' equity	3,748,870	3,542,072
TOTAL LIABILITIES AND EQUITY	$6,678,639	$6,491,280

SKECHERS U.S.A., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Sales	$1,878,367	$1,558,476	$5,565,765	$4,654,802
Cost of sales	994,432	781,513	2,960,088	2,338,588
Gross profit	883,935	776,963	2,605,677	2,316,214
Operating expenses
Selling	150,857	127,845	425,675	360,640
General and administrative	603,107	502,871	1,719,969	1,450,449
Total operating expenses	753,964	630,716	2,145,644	1,811,089
Earnings from operations	129,971	146,247	460,033	505,125
Other expense	(15,139)	(8,049)	(40,144)	(20,065)
Earnings before income taxes	114,832	138,198	419,889	485,060
Income tax expense	20,498	21,497	83,229	92,027
Net earnings	94,334	116,701	336,660	393,033
Less: Net earnings attributable to noncontrolling interests	8,448	13,562	39,147	53,952
Net earnings attributable to Skechers U.S.A., Inc.	$85,886	$103,139	$297,513	$339,081
Net earnings per share attributable to Skechers U.S.A., Inc.
Basic	$0.55	$0.66	$1.91	$2.18
Diluted	$0.55	$0.66	$1.90	$2.17
Weighted-average shares used in calculating net earnings per share attributable to Skechers U.S.A., Inc.
Basic	155,420	155,835	155,783	155,413
Diluted	156,233	157,123	156,714	156,590

SKECHERS U.S.A., INC. AND SUBSIDIARIES

Supplemental Financial Information

(Unaudited)

As previously announced, during the first quarter of 2022 Skechers refined the way it views its business operations and decision-making and now presents its reportable segment results as Wholesale and Direct-to-Consumer. Prior period results have been recast to reflect current reportable segments. There was no impact to the consolidated financial results of the Company as a result of this change.

Segment Information

	Three Months Ended September 30,		Change
(in millions)	2022	2021	$	%
Wholesale sales	$1,191.6	$944.5	247.1	26.2
Gross profit	424.6	361.9	62.7	17.3
Gross margin	35.6%	38.3%		(270	)bps

Direct-to-Consumer sales	$686.8	$614.0	72.8	11.9
Gross profit	459.3	415.1	44.2	10.7
Gross margin	66.9%	67.6%		(70	)bps

Total sales	$1,878.4	$1,558.5	319.9	20.5
Gross profit	883.9	777.0	106.9	13.8
Gross margin	47.1%	49.9%		(280	)bps

	Nine Months Ended September 30,		Change
(in millions)	2022	2021	$	%
Wholesale sales	$3,583.2	$2,851.8	731.4	25.6
Gross profit	1,294.0	1,110.9	183.1	16.5
Gross margin	36.1%	39.0%		(280	)bps

Direct-to-Consumer sales	$1,982.6	$1,803.0	179.6	10.0
Gross profit	1,311.7	1,205.3	106.4	8.8
Gross margin	66.2%	66.9%		(70	)bps

Total sales	$5,565.8	$4,654.8	911.0	19.6
Gross profit	2,605.7	2,316.2	289.5	12.5
Gross margin	46.8%	49.8%		(290	)bps

Additional Sales Information

	Three Months Ended September 30,		Change
(in millions)	2022	2021	$	%
Geographic sales
Domestic
Wholesale	$406.6	$354.3	52.3	14.7
Direct-to-Consumer	339.2	294.9	44.3	15.0
Total domestic sales	745.8	649.2	96.6	14.9

International
Wholesale	785.0	590.2	194.8	33.0
Direct-to-Consumer	347.6	319.1	28.5	8.9
Total international sales	1,132.6	909.3	223.3	24.6

Total sales	$1,878.4	$1,558.5	319.9	20.5

Regional sales
Americas (AMER)	$948.0	$815.8	132.2	16.2
Europe, Middle East & Africa (EMEA)	469.8	318.4	151.4	47.6
Asia Pacific (APAC)	460.6	424.3	36.3	8.6
Total sales	$1,878.4	$1,558.5	319.9	20.5

China sales	$226.7	$278.1	(51.4)	(18.5)

Distributor sales	$171.1	$92.1	79.0	85.7

	Nine Months Ended September 30,		Change
(in millions)	2022	2021	$	%
Geographic sales
Domestic
Wholesale	$1,466.2	$1,132.9	333.3	29.4
Direct-to-Consumer	898.2	849.3	48.9	5.7
Total domestic sales	2,364.4	1,982.2	382.2	19.3

International
Wholesale	2,117.0	1,718.9	398.1	23.2
Direct-to-Consumer	1,084.4	953.7	130.7	13.7
Total international sales	3,201.4	2,672.6	528.8	19.8

Total sales	$5,565.8	$4,654.8	911.0	19.6

Regional sales
Americas (AMER)	$2,928.8	$2,396.6	532.2	22.2
Europe, Middle East & Africa (EMEA)	1,285.5	962.0	323.5	33.6
Asia Pacific (APAC)	1,351.5	1,296.2	55.3	4.3
Total sales	$5,565.8	$4,654.8	911.0	19.6

China sales	$754.7	$845.6	(90.9)	(10.7)

Distributor sales	$396.5	$269.0	127.5	47.4

SKECHERS U.S.A., INC. AND SUBSIDIARIES

Reconciliation of GAAP Earnings Financial Measures to Corresponding Non-GAAP Financial Measures

(Unaudited)

Constant Currency Adjustment (Non-GAAP Financial Measure)

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

	Three Months Ended September 30,
	2022			2021	Change
(in millions, except per share data)	Reported GAAP Measure	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$1,878.4	$105.8	$1,984.2	$1,558.5	425.7	27.3
Cost of sales	994.5	66.2	1,060.7	781.5	279.2	35.7
Gross profit	883.9	39.6	923.5	777.0	146.5	18.9
Operating expenses	754.0	33.4	787.4	630.7	156.7	24.8
Earnings from operations	130.0	6.2	136.1	146.2	(10.1)	(6.9)
Other income (expense)	(15.2)	9.6	(5.6)	(8.0)	2.4	(30.0)
Income tax expense	20.5	1.6	22.1	21.5	0.6	2.8
Less: Noncontrolling interests	8.4	0.6	9.0	13.6	(4.6)	(33.8)
Net earnings	$85.9	$13.6	$99.4	$103.1	(3.7)	(3.6)
Diluted earnings per share	$0.55	$0.09	$0.64	$0.66	(0.02)	(3.0)

	Nine Months Ended September 30,
	2022			2021	Change
(in millions, except per share data)	Reported GAAP Measure	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$5,565.8	$198.8	$5,764.6	$4,654.8	1,109.8	23.8
Cost of sales	2,960.1	123.3	3,083.4	2,338.6	744.8	31.8
Gross profit	2,605.7	75.5	2,681.2	2,316.2	365.0	15.8
Operating expenses	2,145.6	63.4	2,209.0	1,811.1	397.9	22.0
Earnings from operations	460.0	12.1	472.2	505.1	(32.9)	(6.5)
Other income (expense)	(40.2)	28.0	(12.2)	(20.0)	7.8	(39.0)
Income tax expense	83.2	2.9	86.1	92.0	(5.9)	(6.4)
Less: Noncontrolling interests	39.1	0.7	39.8	54.0	(14.2)	(26.3)
Net earnings	$297.5	$36.5	$334.1	$339.1	(5.0)	(1.5)
Diluted earnings per share	$1.90	$0.23	$2.13	$2.17	(0.04)	(1.8)